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                                 EXHIBIT 99.1

         Second Quarter and Year 2001 Financial Guidance Disclosures

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                                                                    EXHIBIT 99.1


                          CLAYTON WILLIAMS ENERGY, INC.

           SECOND QUARTER AND YEAR 2001 FINANCIAL GUIDANCE DISCLOSURES



OVERVIEW

Clayton Williams Energy, Inc. and its subsidiaries (the "Company") has prepared this document to provide public disclosure of certain financial and operating estimates in order to permit the preparation of models to forecast the Company's operating results for the quarter ending June 30, 2001 and the year ending December 31, 2001. These estimates are based on information available to the Company as of the date of this filing, and actual results may vary materially from these estimates. The Company does not undertake any obligation to update these estimates as conditions change or as additional information becomes available.

The estimates provided in this document are based on assumptions that the Company believes are reasonable. Until the Company's results of operations for these periods have been finally compiled and released, all of the estimates and assumptions set forth herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, or may have occurred through the date of this filing, including such matters as production of oil and gas, product prices, oil and gas reserves, drilling and completion results, capital expenditures and other such matters, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from the results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the volatility of oil and gas prices, the unpredictable nature of the Company's exploratory drilling results; the reliance upon estimates of proved reserves; operating hazards and uninsured risks; competition; government regulation; and other factors referenced in filings made by the Company with the Securities and Exchange Commission.

As a matter of policy, the Company does not attempt to predict any future production from exploratory drilling, nor does it attempt to predict any dry hole and abandonment costs that may result from such drilling activities. Currently, the Company plans to spend approximately $96.8 million on capital expenditures during 2001, of which 82% are attributable to exploratory prospects, including $45.5 million in South Louisiana and $12.3 million in the Cotton Valley Pinnacle Reefs/Sands area. Exploratory prospects generally involve a higher degree of risk than development prospects, but may also offer a higher reserve potential and rate of return on investment. Actual levels of oil and gas production and exploration costs, when ultimately reported, may be materially affected by future exploratory drilling results.

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SUMMARY OF ESTIMATES

The following table sets forth certain estimates being used by the Company to model its anticipated results of operations for the periods shown. When a single value is provided, such value represents the mid-point of the approximate range of estimates. Otherwise, each range of values provided represents the expected low and high estimates for such financial or operating factor.



                                               QUARTER ENDING          YEAR ENDING
                                                JUNE 30, 2001       DECEMBER 31, 2001
                                          ----------------------   ---------------------
                                           (DOLLARS IN THOUSANDS, EXCEPT PER UNIT DATA)
 AVERAGE DAILY PRODUCTION:
    Oil (Bbls).........................        5,700 to 5,800          5,350 to 5,550
    Natural gas liquids (Bbls).........          700 to 800              600 to 700
    Gas (Mcf)..........................       28,500 to 29,500        27,000 to 29,000
    Oil equivalents (BOE)..............       11,150 to 11,517        10,450 to 11,083

 DIFFERENTIALS:
    Oil ($/Bbl)........................       $(.65) to $(.85)        $(.65) to $(.85)
    Natural gas liquids ($/Bbl)........      $(5.00) to $(7.00)      $(5.00) to $(7.00)
    Gas ($/Mcf)........................       $(.60) to $(.90)        $(.60) to $(.90)

 COSTS VARIABLE BY PRODUCTION ($/BOE):
    Lease operating expenses (including
     production taxes).................        $4.50 to $5.00          $4.75 to $5.25
    DD&A - Oil and gas properties......        $8.00 to $8.75          $8.00 to $8.75

 OTHER REVENUES (EXPENSES):
    Natural gas services:
        Revenues.......................       $2,700 to $2,900       $11,000 to $12,000
        Operating costs................     $(2,600) to $(2,700)   $(10,000) to $(11,000)
    Exploration costs:
        Abandonments and impairments...       $(200) to $(300)      $(7,000) to $(9,000)
        Seismic and other..............       $(750) to $(1,250)   $(11,000) to $(13,000)
    DD&A - Other.......................       $(250) to $(300)      $(1,100) to $(1,200)
    General and administrative.........     $(2,400) to $(2,600)    $(7,000) to $(8,000)
    Interest expense...................       $(600) to $(800)      $(3,000) to $(3,300)

 INCOME TAX RATE:
    Current............................              0%                      0%
    Deferred...........................             35%                     35%

 WEIGHTED AVERAGE SHARES OUTSTANDING
   (IN THOUSANDS):
    Basic..............................        9,266 to 9,400          9,300 to 9,600
    Diluted............................        9,600 to 9,700          9,500 to 9,900


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CAPITAL EXPENDITURES

The Company revised its estimates of capital expenditures for 2001 from $91.8 million to $96.8 million, approximately 82% of which is applicable to exploratory prospects. The following sets forth the Company's planned capital expenditures by area for 2001.



                                             PLANNED         PERCENT OF
                                           EXPENDITURES         TOTAL
                                          --------------     ----------
                                          (IN THOUSANDS)
          South Louisiana..............   $      45,500          47%
          Austin Chalk (Trend).........          13,500          14%
          Cotton Valley Reefs/Sands....          12,300          13%
          Bossier Sands................           7,000           7%
          West Texas...................           6,700           7%
          South Texas..................           4,600           5%
          New Mexico...................           3,500           3%
          Other Areas..................           3,700           4%
                                          --------------     ----------
                                          $      96,800         100%
                                          ==============     ==========


SUPPLEMENTARY INFORMATION

OIL AND GAS PRODUCTION

The following table sets forth, by area, the approximate mid-point of the estimated range of daily net production for the second quarter 2001 and the year 2001.



                                                 DAILY NET PRODUCTION
                                         -----------------------------------
                                          OIL (BBL)   NGL (BBL)   GAS (MCF)
                                         ----------- ----------- -----------
SECOND QUARTER 2001:
     Austin Chalk (Trend)..............      4,859         576       3,707
     Cotton Valley Reefs/Sands.........         -           -       20,239
     Louisiana.........................         43          -        1,141
     New Mexico/West Texas.............        761         163       1,467
     Other.............................         98          33       2,718
                                         ----------- ----------- -----------
                                             5,761         772      29,272
                                         =========== =========== ===========

YEAR 2001:
     Austin Chalk (Trend)..............      4,573         515       3,745
     Cotton Valley Reefs/Sands.........         -           -       17,718
     Louisiana.........................        126          -        2,866
     New Mexico/West Texas.............        688         140       1,460
     Other.............................        103          33       2,633
                                         ----------- ----------- -----------
                                             5,490         688      28,422
                                         =========== =========== ===========


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Oil and gas production includes estimates of net production to be derived from the drilling of 12 gross (12.0 net) horizontal wells in the Trend and 10 gross (5.5 net) wells in Eddy County, New Mexico during 2001. Cotton Valley gas production includes estimated net production from all six of the Company's producing Pinnacle Reef/Sand wells, but does not include any production that may be derived from the Neyland #1 well, or from any future wells drilled in this area. Louisiana oil and gas production includes net production from all Sweetlake and Plaquemines Parish wells which are either producing or are being completed as of the date of this filing, but does not include any estimates of production that may be derived from wells drilled subsequent to the date of this filing.

ACCOUNTING FOR DERIVATIVES

Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which established new accounting and reporting requirements for derivative instruments and hedging activities. The Company does not attempt to predict the effect SFAS 133 will have on future earnings. The following summarizes information concerning the Company's net positions in open fixed-price contracts as of March 31, 2001, plus positions taken subsequent to March 31, 2001.



                                             OIL SWAPS            GAS SWAPS
                                          ----------------   ------------------
                                                   AVERAGE              AVERAGE
                                           BBLS     PRICE     MMBTU      PRICE
                                          -------  -------   -------    -------
   Contract Period:
      2nd Quarter 2001.................    95,000  $ 27.23   298,931    $ 6.41
      3rd Quarter 2001.................   255,000  $ 28.07     8,931    $ 3.62
      4th Quarter 2001.................   124,000  $ 27.70     8,931    $ 3.62
      Thereafter through 2007..........        -   $   -     130,896    $ 3.41
                                          -------            -------
                                          474,000  $ 27.81   447,689    $ 5.42
                                          =======            =======


OTHER

General and administrative expenses for the year 2001 are expected to be higher than previously estimated due primarily to additional personnel costs, including bonuses paid to two officers during the second quarter.